SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class K Shares Exhibit to the Multiple Class Plan of Federated U.S. Government Securities Fund: 2-5 Years. The information contained in the attached Exhibit serves as the description of Class K Shares as required by this Item.

CLASS K SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:
(i) sales by financial intermediaries to retirement plans in consideration of payments financed by a Rule 12b-1 Plan, with shareholder services provided by the retirement plan recordkeepers; and
 (ii) additionally, with respect to the Federated Kaufmann Fund, (a) the issuance of Class K Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund, and (b) additional investments by former Kaufmann Fund shareholders and related persons with respect to the other funds listed in this exhibit, sales by financial intermediaries.
The principal underwriter, Federated Securities Corp. and financial intermediaries through which shareholders acquire or hold Class K Shares may receive a shareholder service fee and may also receive additional payments for distribution and administrative services under a Rule 12b-1 Plan. In connection with this arrangement, Class K Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Class K Shares
Sales Load
None
Contingent Deferred
Sales Charge
("CDSC")
None
Redemption Fee
As set forth in the attached Schedule.
Shareholder Service
Fee
As set forth in the attached Schedule
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class K Shares as described in Section 3 of the Multiple Class Plan


Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None



Exchange
Rights:
With respect to the Kaufmann Fund, Class K Shares may be exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund.
In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

redemption fee
For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.
A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.



SCHEDULE OF FUNDS
OFFERING CLASS K SHARES

The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class
Company
Series
12b-
1
Plan
Shareholde
r Services
Fee
Redemption
Fee
Federated American
Leaders Fund, Inc.

0.50
%
None
None
Federated Equity
Funds
Federated-Kaufmann
Fund
0.50
%
0.25%
0.20%

Federated Capital
Appreciation Fund
0.50
%
None
None
Federated Index Trust
Federated Max-Cap
Index Fund
0.50
%
None
None
Federated Stock and
Bond Fund, Inc.

0.50
%
None
None
Total Return Bond
Fund
Federated Total
Return Bond Fund
0.50
%
None
None
Federated U.S.
Government Securities
Fund: 2-5 Years

0.50
%
None
None




EXHIBIT 77.Q1(A)
FEDERATED U.S. GOVERNMENT SECURITIES FUND: 2-5 YEARS
Amendment No. 8
To the Amended & Restated
DECLARATION OF TRUST
Dated May 19, 2000

	THIS Declarataion of Trust is amended as follwos:
	Delete the first paragraph of ection 5 in Article II from the Delcaration of Trust and substitute in its place the following:
	Section 5.  Establishment and Designation of Series or Class.
Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as Federated U.S. Government Securities Fund: 2-5 Years
Class K Shares
Institutional Shares
Institutional Service Shares
	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003.

         WITNESS the dues execution hereof this 13th day of February, 2003.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh